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                                                                    EXHIBIT 5.1

                 [LETTERHEAD OF FRANKLIN FINANCIAL CORPORATION]


                                 June 21, 2000



Franklin Financial Corporation
230 Public Square
Franklin, Tennessee 37064

Franklin Capital Trust I
230 Public Square
Franklin, Tennessee 37064

Ladies and Gentlemen:

         I have acted as counsel to Franklin Financial Corporation, a Tennessee corporation (the "Company"), and Franklin Capital Trust I, a Delaware business trust (the "Trust"), in connection with the preparation and filing of a Registration Statement on Form S-2 (Registration Nos. 333-38674 and 333-38674-01) (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to (i) the offer and sale by the Trust of up to 16,000 Floating Rate Trust Preferred Securities (liquidation amount $1,000.00 per Preferred Security) (the "Preferred Securities"), (ii) the proposed issuance to the Trust by the Company of the Company's Floating Rate Subordinated Debentures to be issued pursuant to the terms of the Indenture (as defined herein) (the "Subordinated Debentures"), and (iii) the Company's guarantee (the "Guarantee") which guarantees certain obligations of the Trust with respect to the Preferred Securities.

         In rendering the opinions set forth herein, I have reviewed: (i) the Registration Statement; (ii) the Certificate of Trust (the "Certificate of Trust") filed by the Trust with the Secretary of State of the State of Delaware on June 2, 2000, (iii) the Trust Agreement, dated as of June 2, 2000, by and among the Company, the Delaware Trustee and the Administrative Trustees named therein, (iv) the form of the Amended and Restated Trust Agreement to be entered into by and between the Company, the Delaware Trustee, the Property Trustee and the Administrative Trustees named therein (the "Amended and Restated Trust Agreement"), pursuant to which the Preferred Securities are to be issued; (v) the form of the Preferred Securities Certificate to be issued by the Trust, (vi) the form of the Indenture to be entered into by and between the Company and the Indenture Trustee (the "Indenture") which will govern the Subordinated Debentures to be issued by the Company; (vii) the form of the Subordinated Debenture, and (viii) the Guarantee Agreement to be entered into by and between the Company and the Guarantee Trustee (the "Guarantee Agreement"), pursuant to which the Company will guarantee certain obligations of the Trust with respect to the Preferred Securities, in each case in the form filed as an exhibit to the Registration Statement. All capitalized terms used


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Franklin Financial Corporation
Franklin Capital Trust I
June 21, 2000
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herein and not otherwise defined have the meanings specified in the Amended and
Restated Trust Agreement, the Indenture or the Guarantee Agreement, as the case may be.

         In so acting, I have also examined and relied upon the originals, or copies certified or otherwise identified to my satisfaction, of such records, documents, certificates and other instruments as in my judgment are necessary or appropriate to enable me to render the opinions expressed below. In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies and the authenticity of the originals of such copies. In examining documents executed by parties other than the Company or the Trust, I have assumed that such parties had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and execution and delivery by such parties of such documents and that, except as set forth in paragraphs (1) and (2) below, such documents constitute valid and binding obligations of such parties. In addition, I have assumed that the Trust Agreement, the Preferred Securities, the Subordinated Debentures, the Indenture, and the Guarantee, when executed, will be, in each case, executed in substantially the form included as an exhibit to the Registration Statement at the time it becomes effective. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company, the Trust and others.

         Based upon the foregoing and subject to the qualifications and limitations stated herein, I am of the opinion that:

         1. The Subordinated Debentures to be issued by the Company to the Trust have been duly authorized by all requisite corporate action of the Company and, when issued in accordance with the terms of the Indenture as described in the Registration Statement at the time it becomes effective, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         2. The Guarantee Agreement has been duly authorized by all requisite corporate action of the Company and, when executed and delivered in accordance with the terms stated in the Registration Statement at the time it becomes effective and upon issuance of the Preferred Securities in accordance with the terms described in the Registration Statement, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         The opinions set forth in paragraphs 1 and 2 are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar


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Franklin Financial Corporation
Franklin Capital Trust I
June 21, 2000
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laws relating to or affecting creditors' rights generally and general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies), regardless of whether considered in a proceeding at law or in equity.

         I am a member of the Bar of the State of Tennessee and I do not express any opinion herein concerning any law other than the law of the State of Tennessee and the federal law of the United States.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of my name under the caption "Legal Matters" in the Prospectus. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                      Very truly yours,


                                      By:  /s/ George J. Regg, Jr.
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                                           George J. Regg, Jr., General Counsel